UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2010

URANIUM 308 CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-52476	33-1173228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2808 Cowan Circle Las Vegas, NV	89102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (866) 892-5232

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On November 22, 2010, we issued 1,333,333 shares of our common stock to an entity in New York pursuant to an Agreement for Conversion of Indebtedness to Common Stock, dated November 10, 2010, entered into with the entity in New York at a price of $0.015 per share resulting in the elimination of $20,000 of indebtedness on our books.  We believe that the issuance is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On November 24, 2010, we issued 1,250,000 shares of our common stock to an entity in Florida pursuant to a Securities Settlement Agreement, dated effective November 12, 2010, entered into with the entity in Florida at a price of $0.01 per share resulting in the elimination of $12,500 of indebtedness on our books.  We believe that the issuance is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2010

URANIUM 308 CORP.

	By:	/s/ Dennis Tan
	Name:	Dennis Tan
	Title:	President and a Director